Year-End 2025 Earnings Conference Call 2/26/2026 Teleflex Incorporated Exhibit 99.2

The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on Investors) An audio replay of the call will be available beginning at 11:00 am Eastern Time on February 26, 2026 either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S.) or 1 609 800 9909 (all other locations). The confirmation code is 69028. Conference Call Logistics

Today’s Speakers TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026 Lawrence Keusch VP, Investor Relations and Strategy Development Stuart Randle Interim President and CEO John Deren Executive VP and CFO

TELEFLEX EARNINGS CONFERENCE CALL 2/26/20264 Additional Notes This document contains certain highlights with respect to our year end 2025 results and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended December 31, 2025 located in the investor section of our website at www.teleflex.com and our Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the Securities and Exchange Commission. Unless otherwise noted, the following slides reflect continuing operations. This presentation contains forward-looking statements, including, but not limited to, our forecasted 2026: GAAP, pro forma adjusted revenue and pro forma adjusted constant currency revenue growth, GAAP and adjusted operating margin and GAAP and adjusted earnings per share and, in each case, our estimates with respect to the items expected to impact those forecasted results; statements with respect to our expectations with respect to the timing for closing of the sales of our Acute Care, Interventional Urology and OEM businesses (which we refer to as the “Strategic Divestitures”); statements regarding our planned uses of the net proceeds from the Strategic Divestitures, including, without limitation, with respect to the paydown of debt and the repurchase of shares our outstanding common stock; statements regarding projected costs, savings and timing with respect to restructuring activities related to the Strategic Divestitures; our expectation that our 2027 results will provide a more representative view of our standalone, steady-state financial profile; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward– looking statements. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. These risks and uncertainties are identified and described in more detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. We expressly disclaim any obligation to update these forward-looking statements, except as otherwise explicitly stated by us or as required by law or regulation. You should not place undue reliance on these statements or the scientific data presented. Note on Forward-Looking Statements Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, pro forma adjusted revenue, pro forma adjusted constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices at the end of this presentation.

Stuart Randle Interim President and CEO Executive Overview

– We have identified a number of transient factors related to our Strategic Divestitures that will impact 2026 results, including: – We expect 2027 results to provide a more representative view of our standalone, steady-state financial profile 2026 will be a transition year for Teleflex as we anticipate closing our announced Strategic Divestitures in the second half of the year and using the $1.8 billion in after-tax proceeds to return capital to shareholders via share repurchases and debt repayment 6 2027 Establishes Our Normalized, Steady-State Financial Profile – We will incur approximately $90 million of stranded costs associated with the reclassification to discontinued operations throughout 2026, which are necessary to support both continuing and discontinued operations for a transitionary period of time – Upon closing of the Strategic Divestitures, transition services (“TS”) and manufacturing services (“MS”) agreements will go into effect, which are expected to fully offset the $90 million stranded costs on an annualized basis beginning in 2027 – We anticipate eliminating ~$50 million of costs by mid-2028 through announced restructuring programs – Also upon closing of the Strategic Divestitures, we intend to use the transaction proceeds to repurchase $1 billion of our common stock and repay ~$800 million of debt, driving meaningfully lower share count and interest expense beginning in 2027

2025 Performance Summary ◦ Pro forma adjusted constant currency revenue growth guidance range of 4.50% to 5.50% ◦ Adjusted diluted EPS from continuing operations guidance of $6.25 to $6.55 ◦ 2H'25 pro forma adjusted constant currency revenue grew 4.7% year-over-year ◦ 2025 adjusted gross margin of 63.7% and adjusted operating margin of 22.7% ◦ 2025 adjusted EPS of $6.98, an 8.7% increase year-over-year 2025 Continuing Operations Highlights 2026 Financial Guidance Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information. TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026

2H'25 Global Product Commentary of Continuing Operations

	Sales ($M)	Commentary
Vascular	$472.7[1] Reported rev. growth: 4.2% Pro forma adj. const. curr. rev. growth: 2.4%	• In 2H'25 growth was primarily driven by our central access, hemostatic, and atomization products
Interventional	$427.5[1] Reported rev. growth: 113.4% Pro forma adj. const. curr. rev. growth: 8.1%	• Excluding the impact of the Vascular Intervention acquisition, Interventional revenues increased double-digits year-over-year • The strong performance for the second half was driven by our broad Interventional portfolio, including growth drivers such as complex catheters and OnControl • Reported Vascular Intervention revenues were $202 million in 2H'25
Surgical	$219.3[1] Reported rev. growth: 4.4% Pro forma adj. const. curr. rev. growth: 3.2%	• Underlying trends in the core Surgical franchise continue to be solid with strong strong double-digit growth from the majority of our franchises, offset by the expected impact of volume-based procurement in China

Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information.
Pro forma adjusted constant currency revenue growth is as compared to the prior year period.

1. Revenue shown as pro forma adjusted

8 TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026

Teleflex™
Empowering the future of healthcare

John Deren Executive VP and CFO Financial Overview

2025 Financial Review of Continuing Operations TELEFLEX EARNINGS CONFERENCE CALL 2/26/202610 Note: See appendices for reconciliations of non-GAAP financial information. SG&A Expense (% of Sales) Gross Margin R&D Expense (% of Sales) Operating Margin Earnings per Share ◦ negative impact of tariffs ◦ addition of the Vascular Intervention business, which has slightly lower gross margins compared to the corporate average ◦ negative impact of logistics and distribution costs and foreign exchange rates ◦ gross margin pressure ◦ higher operating expenses associated with the Vascular Intervention acquisition ◦ negative impact of foreign exchange rates ◦ higher revenue and operating income ◦ lower tax rate and share count ◦ partially offset by negative impact of interest expense and foreign exchange ◦ The year-over-year adjusted operating margin decline was driven by the following: ◦ The year-over-year adjusted gross margin decline was driven by the following: ◦ The year-over-year adjusted earnings per share increase was driven by the following: ◦ cost containment initiatives ◦ partially offset by the negative impact of foreign exchange rates ◦ The year-over-year adjusted SG&A expense % of sales decline was driven by the following: ◦ higher R&D expenses associated primarily with the Vascular Intervention acquisition ◦ The year-over-year adjusted R&D expense % of sales increase was driven by the following: (200) bps (230) bps +8.7% Adjusted GAAP

11 Revenue ◦ 2026 GAAP revenue from continuing operations growth in the range of 14.4% to 15.4% year-over-year ◦ 2026 pro forma adjusted constant currency revenue growth in the range of 4.5% to 5.5% Earnings Per Share ◦ 2026 GAAP EPS from continuing operations in the range of $2.90 to $3.20 ◦ 2026 Adjusted diluted EPS from continuing operations in the range of $6.25 to $6.55 2026 Financial Guidance Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information.

2026 Guidance Considerations 12 Pro Forma Adj. CC Revenue Growth ◦ 4.5% to 5.5% pro forma adjusted constant currency revenue growth for 2026 Adjusted Earnings Per Share ◦ 2026 adjusted EPS from continuing operations in the range of $6.25 to $6.55 ◦ Excludes foreign exchange, Italian payback matter, and discontinued products ◦ Includes Vascular Intervention revenue for the first half of 2025 ◦ ~19.0% adjusted operating margin ◦ Annualized impact of $90 million in stranded costs ◦ $105M of interest expense ◦ Refinancing of $500M (4.625% interest rate) debt ◦ No incremental debt paydown with net proceeds from sale transactions ◦ ~13.5% tax rate ◦ No material change in share count vs. 2025 ◦ No incremental share repurchase from net proceeds from sale transactions ◦ Assumes: Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information.

13 Adjusted Operating Margin ◦ $90m stranded costs impacting 2026 adjusted operating margin Debt Paydown ◦ Intend to pay down ~$800 million in debt, including debt associated with the Vascular Intervention acquisition, funded with net proceeds from the sale transactions Share Repurchase ◦ $1 billion share repurchase authorization primarily funded with net proceeds from the sale transactions 2026 Financial Guidance – Future Opportunities ◦ TS/MS agreements expected to offset stranded costs on an annualized basis ◦ Announced restructuring programs to result in ~$50 million of pre-tax savings on an annualized basis, which will contribute to mitigating stranded costs

2026 Financial Guidance of Continuing Operations Summary TELEFLEX EARNINGS CONFERENCE CALL 2/26/202614 2026 Guidance Low High GAAP Revenue Growth 14.4% 15.4% Impact of Vascular Intervention Pro Forma 10.0% 10.0% Impact of Discontinued Product (0.7)% (0.7)% Impact of Italian Payback Measure (0.5)% (0.5)% Base Year Adjustment (GAAP Versus Pro Forma Adjusted) 0.4% 0.4% Impact of Foreign Exchange Rate Fluctuations 0.7% 0.7% Pro Forma Constant Currency Revenue Growth 4.5% 5.5% Adjusted Operating Margin ~19% Adjusted EPS $6.25 $6.55 Adjusted EPS % Growth (10.5)% (6.2)% Note: See appendices for reconciliations of non-GAAP financial information.

Forecasted 2026 Adjusted Constant Currency Revenue Growth From Continuing Operations Reconciliation TELEFLEX EARNINGS CONFERENCE CALL 2/26/202615 2026 Guidance 2025 2026 Guidance Low High GAAP revenue $1,992.7 $2,280 $2,300 % growth 14.4% 15.4% Vascular Intervention pro forma adjustment 199.0 — — Discontinued product adjustment (14.3) — — Italian payback measure adjustment (9.0) — — Pro forma constant currency revenue $2,168.4 $2,280 $2,300 % growth 5.1% 6.1% Base year adjustment (GAAP versus pro forma adjusted) 0.1% 0.1% % growth 5.2% 6.2% Estimated impact of foreign currency exchange rate fluctuations (0.7)% (0.7)% % pro forma adjusted constant currency growth 4.5% 5.5% Note: See appendices for reconciliations of non-GAAP financial information.

TELEFLEX EARNINGS CONFERENCE CALL 2/26/202616 Key Takeaways Teleflex is in the midst of a transformation that • optimizes our portfolio • creates a more focused medical technologies leader • and positions our company for meaningful value creation opportunities going forward. It is energizing to see how focused and committed our team has been to delivering for customers, patients, and shareholders. RemainCo delivered solid pro forma adjusted constant currency growth of 4.7% year-over- year in 2H'25, which is • inclusive of the negative impact from volume-based procurement in China • and reflects the period in which we owned the Vascular Intervention business. Paired with our 2026 pro-forma constant currency revenue growth guidance of 4.5% to 5.5%, aligns with our mid-single-digit growth profile and represent a strong reflection of the stable growth potential of our go-forward business. The two sales transactions remain on track to close in 2H'26, and we remain committed to using the majority of the associated after-tax proceeds to • return significant capital to shareholders through our $1 billion share repurchase program • while also reducing debt to enhance our financial flexibility and support future growth and value creation. Upon closing, we expect to recognize at least $90 million of TS and MS revenue, fully offsetting stranded costs on an annualized basis. We are also engaged in reducing costs with today’s announced restructuring initiative targeting approximately $50 million in savings. We expect financial performance to improve through 2026, with more meaningful adjusted EPS growth in 2027 and beyond.

TELEFLEX EARNINGS CONFERENCE CALL 2/26/202617 Thank You!

Appendices

The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non-GAAP financial measures to the most comparable GAAP financial measure: Adjusted revenue. This non-GAAP measure is based upon net revenues, adjusted to exclude the impact of adjustments in our reserves and the corresponding revenue impact related to the Italian payback measure. The Italian payback measure is a law that requires suppliers of medical devices to the Italian National Healthcare System to make payments to the Italian government if medical device expenditures in a given year exceed regional expenditure ceilings established for that year. As a result of a ruling from the Italian courts, we recognized a decrease in our reserves during the year ended December 31, 2024, of which $13.8 million related to prior years when including discontinued operations and $6.2 million on a continuing operations basis. In August 2025, the Italian Parliament enacted a modification to the previously enacted legislation that reduced the payment amounts due from the affected companies, including Teleflex, to approximately 25% of the amounts originally invoiced for the years 2015 through 2018. Payment of the reduced amount precludes the pursuit of further legal action related to the obligation to pay the amounts relating to such years. During the third quarter of 2025, we remitted payment to the related regions to settle the years 2015 through 2018. As a result of the modification in the legislation, along with an adjustment to our calculation of the reserves related to years 2019 through 2025, we recognized a $23.7 million decrease in our reserve (and corresponding increase to revenue for the three months and year ended December 31, 2025), of which $20.1 million pertains to prior periods when including discontinued operations and $9.0 million on a continuing operations basis. The amounts do not represent normal adjustments to revenue and are nonrecurring in nature, making it difficult to contribute to a meaningful evaluation of our period over period operating performance. Accordingly, management has excluded the $9.0 million favorable adjustment recognized in the current period and the unfavorable adjustment of $6.2 million in the prior period. Adjusted constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to exclude, depending on the period presented, the items described in Adjusted revenue and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. Pro forma adjusted revenue. This non-GAAP measure is based upon net revenues, adjusted to (i) exclude, depending on the period presented, the impact of adjustments in our reserves and the corresponding revenue impact related to the Italian payback measure described in Adjusted revenue and approximately $14 million of products discontinued in the year ended December 31, 2025 due to a strategic realignment; and (ii) include revenues for the six months ended June 29, 2025 generated by the Vascular Intervention business we acquired from BIOTRONIK SE & Co. KG. Pro forma adjusted constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to exclude, depending on the period presented, the items described in Pro forma adjusted revenue and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. Non-GAAP Financial Measures TELEFLEX EARNINGS CONFERENCE CALL 2/26/202619

Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring and optimization charges; (ii) impairment charges; (iii) acquisition, integration and divestiture related items; (iv) separation costs; (v) Italian payback measure; (vi) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (vii) pension termination and related charges; (viii) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (ix) intangible amortization expense; and (x) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impacts of (i) restructuring and optimization charges; (ii) acquisition, integration and divestiture related items, (iii) pension termination and related charges, (iv) intangible amortization expense, and (v) Italian payback measure. Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring and optimization charges; (ii) impairment charges; (iii) acquisition, integration and divestiture related items; (iv) separation costs; (v) Italian payback measure; (vi) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (vii) pension termination and related charges; (viii) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (ix) and intangible amortization expense. Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring and optimization charges; (ii) impairment charges; (iii) acquisition, integration and divestiture related items; (iv) separation costs; (v) Italian payback measure; (vi) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (vii) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (viii) intangible amortization expense; and (ix) tax adjustments. Non-GAAP Financial Measures TELEFLEX EARNINGS CONFERENCE CALL 2/26/202620

The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non-GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring and optimization charges - Restructuring and optimization charges include expenses associated with discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies, integrate acquired businesses and optimize product portfolios through targeted optimization efforts. These changes include qualified restructuring costs (which may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement), restructuring related (which may include accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of a restructuring program) and product line exit charges. Impairment charges - Impairment charges, including those related to goodwill, and other assets occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; temporary financing costs directly associated with the transaction, such as bridge loan financing fees, ticking fees, and similar charges, and the impact of derivative instruments executed to hedge foreign currency exposure or other risks associated with the purchase price. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Separation costs - These are expenses related to the Strategic Divestitures, including activities to prepare the businesses for divestiture and maintain continuity through the separation process. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur after the transaction and related transition services agreements and other arrangements negotiated in connection with the Strategic Divestitures have been completed. Italian payback measure - These adjustments represent the exclusion of adjustments in our reserves related to the Italian payback measure as described in Adjusted revenue. Other - These are discrete items that occur sporadically and can affect period-to-period comparisons. Non-GAAP Adjustments TELEFLEX EARNINGS CONFERENCE CALL 2/26/202621

Pension termination and related charges - These adjustments represent charges associated with the planned termination of the Teleflex Incorporated Retirement Income Plan, a frozen U.S. defined benefit pension plan, and related direct incremental expenses including certain charges stemming from the liquidation of surplus plan assets. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur once the plan termination process has been completed. Accordingly, management has excluded these amounts to facilitate an evaluation of our current operating performance and a comparison to our past operating performance. European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post- market surveillance. The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until December 2027 for highest-risk devices and December 2028 for lower-risk devices, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD). Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. ERP implementation - These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance. Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability. Non-GAAP Adjustments TELEFLEX EARNINGS CONFERENCE CALL 2/26/202622

Appendix A1 – Pro Forma Adjusted Revenue by Global Product Category (Dollars in millions) TELEFLEX EARNINGS CONFERENCE CALL 2/26/202623 FY 2025 Q4 2025 Q3 2025 Q2 2025 Q1 2025 Vascular 917.7 240.2 232.5 225.9 219.1 Interventional 647.8 217.9 215.9 113.8 100.2 Surgical 418.2 110.9 109.5 102.8 95.0 Other 9.0 — 9.0 — — GAAP revenue $1,992.7 $569.0 $566.9 $442.5 $414.3 Interventional - Vascular Intervention 199.0 — — 103.8 95.2 Interventional - Discontinued Products (12.3) (1.3) (5.0) (3.4) (2.6) Surgical - Discontinued Products (2.0) (0.4) (0.6) (0.5) (0.5) Other - Italian payback measure (9.0) — (9.0) — — Pro forma adjusted revenue $2,168.3 $567.3 $552.2 $542.4 $506.4 Vascular 917.7 240.2 232.5 225.9 219.1 Interventional 834.5 216.6 210.9 214.2 192.8 Surgical 416.1 110.5 108.8 102.3 94.5 Other — — — — — Note: See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix A2 – Reconciliation of Pro Forma Adjusted Constant Currency Revenue Growth by Global Product Category

	2H 2025				Q4 2025				Q3 2025			
	Reported Revenue Growth	Currency Impact	Adjustment Impact	Pro Forma Adjusted Constant Currency Revenue Growth	Reported Revenue Growth	Currency Impact	Adjustment Impact	Pro Forma Adjusted Constant Currency Revenue Growth	Reported Revenue Growth	Currency Impact	Adjustment Impact	Pro Forma Adjusted Constant Currency Revenue Growth
Vascular	4.2%	(1.8)%	—%	2.4%	5.6%	(2.2)%	—%	3.4%	2.7%	(1.3)%	—%	1.4%
Interventional[1]	113.4	(2.8)	(102.5)	8.1	108.7	(3.4)	(97.1)	8.2	118.5	(2.2)	(108.3)	8.0
Surgical[2]	4.4	(1.5)	0.3	3.2	0.6	(1.7)	0.4	(0.7)	8.4	(1.1)	0.2	7.5
Total Continuing Operations[3]	30.8%	(2.0)%	24.1%	4.7%	28.7%	(2.4)%	22.0%	4.3%	33.0%	(1.5)%	26.5%	5.0%

Note: See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

1. Adjustments are inclusive of Vascular Intervention pro forma and discontinued product adjustments for all periods presented
2. Adjustments are inclusive of discontinued product adjustments for all periods presented
3. Adjustments are inclusive of Vascular Intervention pro forma, Italian payback measure, and discontinued product adjustments for all periods presented

24 TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026

Teleflex™
Empowering the future of healthcare

Appendix A3 – Reconciliation of Revenues (Dollars in millions) TELEFLEX EARNINGS CONFERENCE CALL 2/26/202625 December 31, 2025 GAAP revenue including discontinued operations $3,297.0 Discontinued operations (1,304.3) Continuing operations 1,992.7 Italian payback measure adjustment (9.0) Continuing operations as adjusted $1,983.7 Note: See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix B1 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended December 31, 2025

	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	(Loss) Income before income taxes	Income tax expense	Effective income tax rate	Diluted (loss) earnings per share from continuing operations
GAAP Basis	$569.0	54.0%	39.1%	8.6%	2.4%	$(12.4)	$(8.9)	71.4%	$(0.08)
Adjustments									
Restructuring and optimization charges (A)	—	0.7	—	—	4.3	24.3	3.9		0.46
Acquisition, integration and divestiture related items (B)	—	4.8	(1.9)	—	6.7	37.6	6.8		0.69
Separation costs	—	—	—	—	0.4	2.2	1.1		0.03
ERP implementation	—	—	(1.1)	—	1.1	6.3	1.2		0.12
MDR	—	—	—	(0.3)	0.2	1.4	—		0.03
Intangible amortization expense	—	3.3	(3.1)	—	6.4	36.7	4.8		0.72
Tax adjustments	—	—	—	—	—	—	1.7		(0.04)
Adjustments total		8.8	(6.1)	(0.3)	19.1	108.5	19.5		2.01
Adjusted basis	$569.0	62.8%	33.0%	8.3%	21.5%	$96.1	$10.6	11.1%	$1.93

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of as reported and adjusted revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

26 TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026

Teleflex™
Empowering the future of healthcare

Appendix B2 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended December 31, 2024

	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$442.0	60.8%	40.3%	6.6%	11.9%	$35.5	-$0.4	(1.1)%	$0.77
Adjustments									
Restructuring and optimization charges (A)	—	1.0	—	—	3.0	7.6	1.2		0.14
Impairment charges	—	—	—	—	—	5.7	—		0.12
Acquisition, integration and divestiture related items (B)	—	—	(2.3)	—	2.3	10.2	0.5		0.20
Other items (C)		—	(0.2)	—	0.2	1.0	0.2		0.02
ERP implementation	—	—	(0.8)	—	0.8	3.5	0.4		0.07
MDR	—	—	—	(0.1)	0.1	0.4	—		0.01
Pension termination costs		0.6	(0.7)	(0.2)	1.5	6.5	1.5		0.11
Intangible amortization expense	—	3.4	(2.7)	—	6.1	27.3	2.9		0.52
Tax adjustments	—	—	—	—	—	—	2.3		(0.05)
Adjustments total		5.0	(6.7)	(0.3)	14.0	62.2	9.0		1.14
Adjusted basis	$442.0	65.8%	33.6%	6.3%	25.9%	$97.7	$8.6	8.8%	$1.91

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

27 TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026

Teleflex™
Empowering the future of healthcare

Appendix B3 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Year Ended December 31, 2025

	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$1,992.7	56.2%	36.1%	7.3%	5.9%	$24.6	$(34.0)	(138.4)%	$1.31
Adjustments									
Restructuring and optimization charges (A)	—	0.9	—	—	2.1	42.6	6.9		0.81
Impairment charges	—	—	—	—	5.5	108.1	24.7		1.86
Acquisition, integration and divestiture related items (B)	—	3.5	1.5	—	2.0	40.3	19.1		0.48
Separation costs	—	—	—	—	0.2	4.8	1.1		0.08
Other items (C)	—	—	—	—	—	0.1	—		—
Italian payback measure (D)	(9.0)	(0.1)	0.2	—	(0.3)	(9.0)	(0.9)		(0.18)
ERP implementation	—	—	(1.0)	—	1.0	19.6	3.3		0.36
MDR	—	—	—	(0.2)	0.2	4.3	0.1		0.09
Intangible amortization expense	—	3.2	(2.9)	—	6.1	121.7	15.7		2.37
Tax adjustments	—	—	—	—	—	—	8.8		(0.20)
Adjustments total	(9.0)	7.5	(2.2)	(0.2)	16.8	332.5	78.8		5.67
Adjusted basis	$1,983.7	63.7%	33.9%	7.1%	22.7%	$357.1	$44.8	12.6%	$6.98

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of as reported and adjusted revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

28 TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026

Teleflex™
Empowering the future of healthcare

Appendix B4 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Year Ended December 31, 2024

	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$1,699.5	61.0%	47.5%	6.4%	6.1%	$26.3	$(30.9)	(117.5)%	$1.21
Adjustments									
Restructuring and optimization charges (A)	—	0.8	—	—	1.9	24.1	4.1		0.42
Impairment charges	—	—	—	—	—	7.9	0.50		0.15
Acquisition, integration and divestiture related items (B)	—	—	(1.1)	—	1.1	18.1	0.5		0.37
Other items (C)	—	—	(0.2)	—	0.1	0.9	0.20		0.02
Italian payback measure (D)	6.2	0.2	—	—	0.3	6.2	—		0.13
ERP implementation	—	—	(0.7)	—	0.7	12.7	1.8		0.23
MDR	—	—	—	(0.3)	0.3	4.6	—		0.10
Pension termination costs	—	0.2	(8.0)	—	8.2	139.6	58.4		1.73
Intangible amortization expense	—	3.5	(2.8)	—	6.3	108.8	11.9		2.06
Tax adjustments	—	—	—	—	—	—	0.2		—
Adjustments total	6.2	4.7	(12.8)	(0.3)	18.9	322.9	77.6		5.21
Adjusted basis	$1,705.7	65.7%	34.7%	6.1%	25.0%	$349.2	$46.7	13.4%	$6.42

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

29 TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026

Teleflex™
Empowering the future of healthcare

TELEFLEX EARNINGS CONFERENCE CALL 2/26/202630 A. Restructuring and optimization charges – For the three months ended December 31, 2025, pre-tax restructuring charges were $20.2 million, restructuring related charges were $3.5 million, and product optimization charges were $0.6 million. For the three months ended December 31, 2024, pre-tax restructuring charges were $3.3 million and restructuring related charges were $4.3 million. For the year ended December 31, 2025, pre-tax restructuring charges were $24.5 million, restructuring related charges were $15.0 million, and product optimization charges were $3.2 million. For the year ended December 31, 2024, pre-tax restructuring charges were $9.6 million and restructuring related charges were $14.5 million. B. Acquisition, integration and divestiture related items – For the three months ended December 31, 2025, these charges primarily related to the acquisition the Vascular Intervention business of BIOTRONIK SE & Co. KG. For the three months ended December 31, 2025, the charges include inventory step-up costs of $26.9 million and integration and acquisition costs of $10.2 million. For the year ended December 31, 2025, these charges primarily related to the acquisition the Vascular Intervention business of BIOTRONIK SE & Co. KG and changes in the estimated fair value of our contingent consideration liabilities. For the year ended December 31, 2025, the charges include inventory step-up costs of $69.0 million, acquisition and integration costs of $36.7 million, and contingent consideration costs of $16.4 million, which were partially offset by a benefit of $82.2 million related to non-designated foreign currency forward contracts entered into to economically hedge against the foreign currency exposure associated with the cash consideration required to complete the acquisition. For the three months and year ended December 31, 2024, these charges related to changes in the estimated fair value of our contingent consideration liabilities and the acquisition of Palette Life Sciences AB. C. Other - For the year ended December 31, 2025, other items included expenses associated with prior year tax matters. D. Italian payback measure – Adjustment reflects a $9.0 million favorable adjustment pertaining to amounts reserved for prior years recognized in the year ended December 31, 2025 compared to an unfavorable adjustment pertaining to amounts reserved for prior years of $6.2 million in the year ended December 31, 2024 and its impact on the adjusted basis for each Non-GAAP financial measure presented within the table. Appendix B Tickmarks

Appendix C - 2026 Adj. Operating Margin Guidance Reconciliation TELEFLEX EARNINGS CONFERENCE CALL 2/26/202631 Forecasted GAAP Operating Margin 10.5% Estimated restructuring and optimization items 2.0% Estimated acquisition, integration and divestiture related items 1.9% Estimated other items (1.1)% Estimated ERP implementation 0.7% Estimated MDR 0.1% Estimated intangible amortization expense 4.9% Forecasted Adjusted Operating Margin 19.0%

Appendix D - Reconciliation of Forecasted 2026 Adjusted Earnings Per Share Guidance TELEFLEX EARNINGS CONFERENCE CALL 2/26/202632 Low High Forecasted GAAP Diluted Earnings Per Share from continuing operations $2.90 $3.20 Restructuring and optimization items, net of tax $0.81 $0.81 Acquisition, integration and divestiture related items, net of tax $0.76 $0.76 Other costs, net of tax $(0.65) $(0.65) ERP implementation, net of tax $0.33 $0.33 MDR, net of tax $0.03 $0.03 Intangible amortization expense, net of tax $2.07 $2.07 Forecasted Adjusted Diluted Earnings Per Share from continuing operations, net of tax $6.25 $6.55

Appendix E1 – Supplemental Historical Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended September 28, 2025

	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	(Loss) Income before income taxes	Income tax expense	Effective income tax rate	Diluted (loss) earnings per share from continuing operations
GAAP Basis	$566.9	51.5%	36.6%	7.8%	(11.0)%	$(92.4)	$(34.0)	36.8%	$(1.32)
Adjustments									
Restructuring and optimization charges (A)	—	0.6	—	—	0.9	4.8	0.8		0.08
Impairment charges	—	—	—	—	17.6	100.0	22.9		1.74
Acquisition, integration and divestiture related items (B)	—	7.4	(1.1)	(0.1)	8.6	48.7	9.4		0.88
Separation costs	—	—	—	—	0.2	1.3	0.1		0.03
Italian payback measure (D)	(9.0)	(0.6)	0.5	0.1	(1.2)	(9.0)	(0.9)		(0.18)
ERP implementation	—	—	(0.6)	—	0.6	3.6	0.6		0.07
MDR	—	—	—	(0.2)	0.2	1.3	—		0.03
Intangible amortization expense	—	3.4	(2.7)	—	6.1	34.3	4.7		0.67
Tax adjustments	—	—	—	—	—	—	5.0		(0.11)
Adjustments total	(9.0)	10.8	(3.9)	(0.2)	33.0	185.0	42.6		3.21
Adjusted basis	$557.9	62.3%	32.7%	7.6%	22.0%	$92.6	$8.6	9.3%	$1.89

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of as reported and adjusted revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

33 TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026

Teleflex™
Empowering the future of healthcare

Appendix E2 – Supplemental Historical Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended June 29, 2025

	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$442.5	60.1%	31.1%	6.0%	20.6%	$70.7	$2.5	3.5%	$1.54
Adjustments									
Restructuring and optimization charges (A)	—	1.4	—	—	1.7	7.4	1.2		0.14
Impairment charges	—	—	—	—	1.8	8.1	1.8		0.14
Acquisition, integration and divestiture related items (B)	—	—	6.4	—	(6.4)	(27.9)	2.1		(0.68)
Separation costs	—	—	—	—	0.3	1.3	—		0.03
Other items (C)	—	—	—	—	—	0.1	—		—
ERP implementation	—	—	(0.9)	—	0.9	3.8	0.5		0.07
MDR	—	—	—	(0.2)	0.2	0.9	—		0.02
Intangible amortization expense	—	3.0	(2.7)	—	5.7	25.1	3.0		0.50
Tax adjustments	—	—	—	—	—	—	1.4		(0.03)
Adjustments total	—	4.4	2.8	(0.2)	4.2	18.8	10.0		0.19
Adjusted basis	$442.5	64.5%	33.9%	5.8%	24.8%	$89.5	$12.5	14.1%	$1.73

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

Teleflex™
Empowering the future of healthcare

34 TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026

Appendix E3 – Supplemental Historical Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended March 30, 2025

	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$414.3	61.7%	36.9%	6.1%	18.3%	$58.8	$6.4	10.9%	$1.14
Adjustments									
Restructuring and optimization charges (A)	—	1.1	—	—	1.5	6.0	1.0		0.11
Acquisition, integration and divestiture related items (B)	—	—	4.4	—	(4.4)	(18.1)	0.8		(0.42)
ERP implementation	—	—	(1.4)	—	1.4	5.9	1.0		0.11
MDR	—	—	—	(0.2)	0.2	0.7	—		0.02
Intangible amortization expense	—	3.3	(2.9)	—	6.2	25.6	3.1		0.49
Tax adjustments	—	—	—	—	—	—	0.7		(0.01)
Adjustments total	—	4.4	0.1	(0.2)	4.9	20.1	6.6		0.30
Adjusted basis	$414.3	66.1%	37.0%	5.9%	23.2%	$78.9	$13.0	16.4%	$1.44

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of as reported and adjusted revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

35 TELEFLEX EARNINGS CONFERENCE CALL 2/26/2026

Teleflex™
Empowering the future of healthcare

TELEFLEX EARNINGS CONFERENCE CALL 2/26/202636 A. Restructuring and optimization charges – For the three months ended September 28, 2025, pre-tax restructuring charges were $1.6 million and restructuring related charges were $3.3 million. For the three months ended June 29, 2025, pre-tax restructuring charges were $1.3 million, restructuring related charges were $3.5 million, and product optimization charges were $2.6 million. For the three months ended March 30, 2025, pre-tax restructuring charges were $1.4 million and restructuring related charges were $4.6 million. B. Acquisition, integration and divestiture related items – For the three months ended September 28, 2025 and June 29, 2025 these charges primarily related to the acquisition the Vascular Intervention business of BIOTRONIK SE & Co. KG and changes in the estimated fair value of our contingent consideration liabilities. For the three months ended September 28, 2025, the charges include inventory step-up costs of $42.1 million and integration and acquisition costs of $4.4 million. For the three months ended June 29, 2025 the charges include acquisition and integration costs of $15.8 million, which were offset by a benefit of $59.7 million related to non-designated foreign currency forward contracts. For the three months ended March 30, 2025, these charges primarily related to the pending acquisition of the Vascular Intervention business of BIOTRONIK SE & Co. KG, which is inclusive of $6.2 million of acquisition and integration costs offset by the recognition of a $22.5 million benefit related to non-designated foreign currency forward contracts. C. Other - For the three months ended June 29, 2025, other items included expenses associated with prior year tax matters. D. Italian payback measure – Adjustment reflects a $9.0 million favorable adjustment recognized in the three months ended June 29, 2025 and its impact on the adjusted basis for each Non-GAAP financial measure presented within the table. Appendix E Tickmarks